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SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2003

FIRST CONSULTING GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
111 W. Ocean Blvd. 4th Floor, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

(562) 624-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

        Michael J. Puntoriero was named our Executive Vice President and our Chief Financial Officer effective January 10, 2003. Mr. Puntoriero will also serve on FCG's management Executive Committee. He succeeds Walter J. McBride in that role. Mr. McBride continues to serve as a member of FCG's management Executive Committee and as Executive Vice President and General Manager of FCG's Life Sciences Business Unit, a position he assumed on a permanent basis effective October 30, 2002. Mr. McBride had also been serving as our Chief Financial Officer during the search for his successor in that role.

Item 7.  Financial Statements and Exhibits

        (c)  Attached as Exhibit 99.1 to this report is FCG's press release announcing Mr. Puntoriero's appointment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.
Date: January 13, 2003	By:	/s/ MICHAEL A. ZUERCHER Michael A. Zuercher Vice Pres, Secretary and General Counsel

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SIGNATURES